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                                                              Exhibit 99.1


Investor Relations / Media Relations
John Pitt
Tel: +1.212.310.7481
john.pitt@instinet.com

            Will Sterling, President of Island ECN, to Leave Instinet

                       Alex Goor to Head ATS/ECN Business

New York, June 27, 2003 - Instinet Group Incorporated (Nasdaq: INET) announced today that Will Sterling, President of its Island ECN subsidiary and head of Instinet Corporation's ECN and Clearing businesses, will be leaving today to accept a new job at another company. Instinet's Executive Vice President for Strategic Planning, Alex Goor, will now lead Instinet's ATS/ECN initiatives.

"Will has done an exceptional job during his five years at Island, first as Chief Technology Officer and then as President. In the past year he played a key role in the integration of Island and Instinet, and helped position Instinet as one of the largest electronic marketplaces. He will continue to achieve great things," said Edward J. Nicoll, Chief Executive Officer of Instinet. "As we move forward, I cannot think of a stronger leader than Alex Goor to head Instinet's ATS/ECN business. Alex brings a unique mix of industry knowledge and a proven track record," said Mr. Nicoll.

"I am honored and privileged to lead Instinet's ATS/ECN initiatives. Island and Instinet have played a key role in making the equity markets more efficient, and I look forward to building on this track record. I think we have a tremendous opportunity to continue to improve our customers' experience by aggressively focusing on our technology and product offering, " said Alex Goor. Alex Goor joined Instinet in 2002. Before joining Instinet he was Chief Strategy Officer at Datek Online Holdings Corporation (DOHC), where he had also served as President of Datek Online Brokerage Services, the firm's online brokerage subsidiary, and as President of Watcher Technologies, a DOHC technology development and licensing subsidiary.

About Instinet:
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Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades, manage their orders and lower their overall trading costs. Instinet is part of the Reuters family of companies.



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Through our electronic platforms, our customers can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. Our customers consist of institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds, as well as market professionals, including broker-dealers. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2003 Instinet Corporation and its affiliated companies. Instinet Corporation (member NASD/SIPC), The Island ECN, Inc. (member NASD/CSE/SIPC) and Instinet Clearing Services, Inc. (member NASD/SIPC) are subsidiaries of Instinet Group Incorporated. All rights reserved. INSTINET is a registered service mark in the United States and in other countries throughout the world. Instinet is part of the Reuters family of companies.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Annual Report on Form 10-K for the year ended December 31, 2002, and other documents filed with the SEC and available on the Company's Web site. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.